UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): October 21, 2011

QKL STORES INC.
(Exact name of registrant as specified in charter)

Delaware	033-10893	75-2180652
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4 Nanreyuan Street
Dongfeng Road
Sartu District
163300 Daqing, PRC
(Address Of Principal Executive Offices) (Zip Code)

(011) 86-459-460-7825
(Registrant’s Telephone Number, Including Area Code)

________________________________________
(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Form 8-K of QKL Stores Inc. is being filed to correct the date of the resignation letter of Mr. Crook from November 21, 2011 to October 21, 2011.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2011, the board of directors (the “Board”) of QKL Stores Inc. (the “Company”) received notification from Mr. Gary Crook, that he resigned as a member of the Board of the Company, effective immediately.  At the time of his resignation, Mr. Crook also served as Chairman of the Audit Committee and as a member of the Compensation Committee and Corporate Governance Committee.

Mr. Crook submitted his resignation to the Board via email on October 21, 2011. There were no disagreements between Mr. Crook and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation.  A copy of Mr. Crook’s resignation letter is included with this 8-K as Exhibit 17.1 and incorporate herein in its entirety by reference.

The Company has provided Mr. Crook a copy of the disclosures it is making in this item 5.02.  The Company has also provided him the opportunity to furnish the Company a letter addressed to the Company stating whether he agrees with the statements made by the Company in this Item 5.02, and, if not, stating the respects in which he does or does not agree. On October 26, 2011, Mr. Crook provided the Company a letter in which Mr. Crook stated that he agrees with the statements made herein.  A copy of the letter is included with this 8-K as Exhibit 17.2.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

17.1	Resignation Letter from Mr. Gary Crook, dated as of October 21, 2011.

17.2	Letter from Mr. Gary Crook, dated as of October 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QKL STORES INC.

By: /s/ Tsz-Kit Chan

Name:	Tsz-Kit Chan

Title:	Chief Financial Officer
Date: October 28, 2011

EXHIBIT INDEX

Exhibit	Description
17.1	Resignation Letter from Mr. Gary Crook, dated as of October 21, 2011.
17.2	Letter from Mr. Gary Crook, dated as of October 26, 2011.